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                                                                     EXHIBIT 5.1

                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.


                                  May 3, 2001



NetCurrents, Inc.
9720 Wilshire Boulevard, Suite 700
Beverly Hills, California 90212

Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by NetCurrents, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 2,000,000 shares of Common Stock, $.001 par value per share (the "Shares"), of the Company issuable pursuant to that certain Stock Option Agreement, dated April 13, 2001, between the Company and Millenium Consulting Group (the "Plan").

     We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                            Respectfully submitted,


                            /S/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                            ---------------------------------------------
                            Akin, Gump, Strauss, Hauer & Feld, L.L.P.